INPEDENDENT AUDITORS' CONSENT


The Board of Directors
Cerner Corporation:



We consent to incorporation by reference in the Registration Statements (No. 33-56868, No. 33-55082, No. 33-41580, No. 33-
39777, No. 33-9776, No. 33-20155 and No. 33-15156) on Form S-
8 and Registration Statement No. 33-72756 on Form S-3 of Cerner Corporation of our reports dated February 7, 1997, relating to the consolidated balance sheets of Cerner Corporation as of December 28, 1996 and December 30, 1995,
and   the   related  consolidated  statements  of  earnings,
stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended December 28, 1996, which reports appear herein in the 1996 annual report on Form 10-K of Cerner Corporation.


                                         KPMG  Peat  Marwick
LLP

Kansas City, Missouri
March 27, 1997